UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) January 18, 2011

TECHNOLOGY RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-13763	59-2095002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5250 140th Avenue North

Clearwater, Florida 33760

(Address of principal executive offices)

(727) 535-0572

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 3.03 below is incorporated into this Item 1.01 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

Effective on January 18, 2011, the Board of Directors (the “Board”) of Technology Research Corporation, a Florida corporation (the “Company”), declared a dividend of one right (a “Right”) for each outstanding share of common stock, par value $0.51 per share, of the Company (the “Common Stock”). The dividend is payable on January 18, 2011 to the Company’s stockholders of record as of the close of business on January 18, 2011 (the “Record Date”).

The following is a summary description of the Rights. This summary is intended to provide a general description only and is subject to the detailed terms and conditions of the Rights Agreement (the “Rights Agreement”), dated as of January 18, 2011, between the Company and Registrar and Transfer Company, as Rights Agent, a copy of which is attached as Exhibit 4.1 to this Report and is incorporated herein by reference. All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

The Board authorized and declared a dividend distribution of one Right for each outstanding share of Common Stock to stockholders of record at the close of business on the Record Date. One Right will also be issued together with each share of Common Stock issued after January 18, 2011 but before the Distribution Date (as defined below). Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share (a “Unit”) of Common Stock at a purchase price of $15.00 per Unit, subject to adjustment.

Initially, the Rights will be attached to all shares of Common Stock then outstanding, and no separate Rights Certificates will be distributed. The Rights will not become exercisable until the “Distribution Date”. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock (the “Stock Acquisition Date”), other than as a result of repurchases of stock by the Company or acquisitions by certain Exempt Persons (as defined below) or (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person.

An “Exempt Person” means each person that beneficially owns on January 18, 2011 (the “Rights Announcement Date”) a number of shares of Common Stock representing more than 15% of the outstanding shares of Common Stock, except that each such person will be considered an Exempt Person only if and so long as the shares of Common Stock beneficially owned by such person do not exceed (A) the number of shares which are beneficially owned by such person on the Rights Announcement Date, plus (B) any additional shares of Common Stock representing not more than (1) if such person is an institution not seeking to control or influence the Company, 3% of the shares of Common Stock then outstanding (except that if such person owns more than 19% of the Common Stock then outstanding on the Rights Announcement Date, such person will be considered an Exempt Person only if and so long as the shares of Common Stock beneficially owned by such person do not exceed the number of shares which are beneficially owned by such person on the Rights Announcement Date plus 1% of the Common Stock then outstanding), or (2) if otherwise, 1% of the shares of Common Stock then outstanding (provided that a person will cease to be an Exempt Person immediately at such time as such person ceases to be the beneficial owner of more than 15% of the shares of Common Stock then outstanding).

Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Common Stock will be issued.

The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. (Tampa time) on January 18, 2013 (the “Final Expiration Date”), unless the Rights Agreement is earlier terminated or such date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

In the event that a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value (as determined pursuant to the Rights Agreement) equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event described in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

In the event that a person becomes an Acquiring Person and (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged, or (iii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the preceding paragraph are referred to as the “Triggering Events.”

At any time after a person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become null and void), in whole or in part, for Common Stock at an exchange ratio of one share of Common Stock per Right (subject to adjustment). If in such event there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit an exchange of Rights, the Company would be required to use its reasonable efforts to take actions necessary to authorize additional shares of Common Stock for issuance.

The number of Rights associated with each share of Common Stock is subject to adjustment from time to time to prevent dilution in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

At any time prior to the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board) or amend the Rights Agreement to change the Final Expiration Date to another date, including without limitation an earlier date. Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Until a Right is exercised, the holder thereof, as such, will have no separate rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends in respect of the Rights. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

Any of the provisions of the Rights Agreement may be amended by the Board prior to the Stock Acquisition Date. After the Stock Acquisition Date, the provisions of the Rights Agreement may only be amended by the Board in order to cure any ambiguity, to correct any defect or inconsistency or to make changes which do not adversely affect the interests of holders of Rights.

The Rights Agreement is filed as Exhibit 4.1 to this Report and is incorporated herein by reference. The foregoing description of the Rights Agreement and the Rights does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement.

Item 8.01.	Other Events.

On January 18, 2011, the Company announced the declaration of the dividend of Rights and the adoption of the Rights Agreement, a copy of which is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Rights Agreement, dated as of January 18, 2011, between the Company and Registrar and Transfer Company, as Rights Agent, which includes as Exhibit A the Form of Rights Certificate.

99.1	Press Release dated January 18, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION
(Registrant)

Date: January 18, 2011	By:	/s/ Robert D. Woltil
Robert D. Woltil
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Rights Agreement, dated as January 18, 2011, between the Company and Registrar and Transfer Company, as Rights Agent, which includes as Exhibit A the Form of Rights Certificate.

99.1	Press Release dated January 18, 2011.